CONSENT OF COUNSEL





                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of New Jersey Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on or about May 28, 2004.






PAUL, HASTINGS, JANOFSKY & WALKER LLP







New York, New York
May 28, 2004